                                                                     EXHIBIT 3.2






                                  BY-LAW NO. 1

                          A BY-LAW RELATING GENERALLY

                            TO THE TRANSACTION OF THE

                             BUSINESS AND AFFAIRS OF



                                  STANTEC INC.





























                                 March 30, 1994
                       (Effected as of September 16, 2004)

                                   Section
                                  of By-law  Page   Section of Act
                                  ---------  ----   --------------
PART 1 - INTERPRETATION

Definitions                          1.1       1                   2
Invalidity of any Provision          1.2       2                   -
Conflict of Provisions               1.3       2                   -
Headings                             1.4       2                   -

PART 2 - CORPORATE MATTERS

Registered Office                    2.1       2                  19
Records Office Requirements          2.2       2              19, 20
Corporate Seal                       2.3       2                  23
Execution of Instruments             2.4       2                   -
Cheques, Drafts & Notes              2.5       2                   -
Authentication                       2.6       2                  23
Financial Period                     2.7       2                   -
Banking Arrangements                 2.8       2                   -

PART 3 - DIRECTORS

Number of Directors                  3.1       2            102, 112
Qualification                        3.2       3                 105
Residence Requirement                3.3       3                 105
Election and Term                    3.4       3                 106
Ceasing to Hold Office               3.5       3                 108
Removal of Directors                 3.6       3                 109
Vacancies                            3.7       3            109, 111
Remuneration of Directors            3.8       3                 125
Powers of the Board                  3.9       3   102, 103,115, 189
Directors' Conflict of Interest     3.10       4                 120
Reimbursement of Expenses           3.11       4                 125

                                            Section
                                           of By-law  Page   Section of Act
                                           ---------  ----   --------------
PART 4 - PROCEEDINGS OF THE BOARD

Calling of Meetings                           4.1       4                    -
Place of Meetings                             4.2       4                  114
Notice of Meetings                            4.3       5             114, 253
Waiver of Notice                              4.4       5             114, 255
Notice of Adjourned Meeting                   4.5       5                  114
Participation in Meeting by Telephone         4.6       5                  114
Presiding at Meeting                          4.7       5                    -
Quorum                                        4.8       6                    -
Exercise of Powers                            4.9       6                  114
Resolution in Writing                        4.10       6                  117

PART 5 - DELEGATION OF AUTHORITY

Managing Director                             5.1       6                  115
Committees of Directors                       5.2       6                  115
Agents and Attorneys                          5.3       6                    -
Procedure of Committees of Directors          5.4       6                    -
Voting Rights in Other Bodies Corporate       5.5       7                    -

PART 6 - OFFICERS

Designation and Appointment                   6.1       7                  121
Chairman of the Board                         6.2       7                    -
Qualification                                 6.3       7                  121
President                                     6.4       7                    -
Vice-President                                6.5       8                    -
Secretary                                     6.6       8                    -
Other Officers and Assistants                 6.7       8                    -
Variation of Powers and Duties                6.8       8                  121
Term of Office                                6.9       8                    -
Terms of Employment and Remuneration         6.10       8                  125
Officers' Conflict of Interest               6.11       8                  120

PART 7 - LIABILITY AND INDEMNIFICATION

Duty of Care                                  7.1       9                  122
Limitation of Liability                       7.2       9                    -

                                            Section
                                           of By-law  Page   Section of Act
                                           ---------  ----   --------------
Indemnification of Directors and Officers     7.3       9                  124
Indemnification of Others                     7.4       9                  124
Right of Indemnity Not Exclusive              7.5      10                    -
Successful Defence                            7.6      10                  124
Insurance                                     7.7      10                  124

PART 8 - MEETINGS OF SHAREHOLDERS

Place of Meetings                             8.1      10                  132
Annual Meetings                               8.2      10                  133
Special Meetings                              8.3      10                  133
Special Business                              8.4      10                  133
Notice of Meetings                            8.5      11        110, 135, 253
Waiver of Notice                              8.6      11             136, 255
List of Shareholders                          8.7      11                  138
Record Date for Notice                        8.8      11                  134
Persons Entitled to be Present                8.9      11        110, 135, 168
Quorum                                       8.10      12                  139
Chairman of Shareholders Meeting             8.11      12                    -
Secretary of Shareholders Meeting            8.12      12                    -
Scrutineers                                  8.13      12                    -
Proxies                                      8.14      12                  148
Proxy Requirements                           8.15      12                  148
Time for Deposit of Proxies                  8.16      12                  148
Revocation of Proxies                        8.17      12                  148
Joint Holders                                8.18      13                  140
Voting at a Shareholders Meeting             8.19      13                  141
Voting by Show of Hands                      8.20      13                    -
Right to Vote by Ballot                      8.21      13                  141
Voting by Ballot                             8.22      13                    -
Adjournment                                  8.23      13                  135
Resolution in Writing                        8.24      14                  142

PART 9 - DIVIDENDS

Dividends                                     9.1      14                   43
Dividend Cheques                              9.2      14                    -
Record Date for Dividends                     9.3      14                  134
Non-Receipt of Cheques                        9.4      14                    -
Unclaimed Dividends                           9.5      14                    -

                                            Section
                                           of By-law  Page   Section of Act
                                           ---------  ----   --------------
PART 10 - REGISTRATION AND TRANSFER

Securities Register                          10.1      15                   50
Share Certificates                           10.2      15                   49
Allotment                                    10.3      15               25, 29
Commissions                                  10.4      15                   41
Registration of Transfer                     10.5      15           69, 76, 77
Non-Recognition of Trusts                    10.6      15                   51
Joint Holders                                10.7      16                   49
Deceased Security Holder, etc.               10.8      16               51, 77
Replacement of Security Certificate          10.9      16                   80
Surrender for Replacement                   10.10      16                   49

PART 11 - NOTICES

Method of Giving Notice                      11.1      17                  253
Effective Notice                             11.2      17                  253
Notice of Directors Meetings                 11.3      17                  253
Notice of Special Resolution                 11.4      17                  135
Undelivered Notice                           11.5      17                  253
Notice to Joint Holders                      11.6      17                    -
Computation of Time                          11.7      18   Interpretation Act
Waiver of Notice                             11.8      18                  255
Signature on Notice                          11.9      18                    -

                              PART 1 INTERPRETATION

1.1 DEFINITIONS - In the By-laws of the Corporation, including this By-law, unless the context otherwise requires:

      (a) "Act" means the Canada Business Corporations Act, R.S.C., 1985, c. C-44 as amended from time to time, and any statute that may be substituted therefor as amended from time to time;

      (b) "articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution and articles of revival as the case may be of the Corporation, and includes an amendment to any of them;

      (c)   "Board" means the board of directors of the Corporation;

      (d) "By-laws" means this by-law and all other by-laws of the Corporation from time to time in force;

      (e) "Corporation" means Stanley Technology Group Inc. and any successor thereto;

      (f)   "director" means a director of the Corporation;

      (g)   "ordinary resolution" means a resolution

            (i) passed by a majority of the votes cast by the Shareholders who voted in respect of that resolution, or

            (ii) signed by all the Shareholders entitled to vote on that resolution;

      (h)   "Shareholder" means a shareholder of the Corporation;

      (i) "Shares" means the Class 2 Special Shares, Preferred Shares and Common Shares of the Corporation at the date hereof and includes any shares or securities into which such shares may be converted or changed or which result from a consolidation, subdivision, reclassification or redesignation of such shares, any shares or securities which are received as a stock dividend or distribution payable in shares or securities of the Corporation, any shares received on the exercise of any option, warrant or other similar right and any shares or securities which may be received by the parties hereto or bound hereby as a result of an amalgamation, merger, arrangement or other reorganization of or including the Corporation, and where the context permits, includes any instrument of the Corporation that is convertible into Shares or evidences the right to acquire Shares;

      (j) "special resolution" means a resolution passed by a majority of not less than two-thirds of the votes cast by the Shareholders who voted in respect of that resolution, or signed by all the Shareholders entitled to vote on that resolution;

      (k) words and expressions defined in the Act shall have the same meanings when used in the By-laws, unless specifically defined in the By-laws;

      (l) words importing number shall include both the plural and the singular and words importing gender shall include the masculine, feminine and neuter genders.

1.2 INVALIDITY OF ANY PROVISION - The invalidity of any provision of the By-laws shall not affect the validity of the remaining provisions of the By-laws.

1.3 CONFLICT OF PROVISION - If any of the provisions of the By-laws are in conflict with the provisions of the Act, a unanimous shareholder agreement or the articles then the provisions of the Act, the unanimous shareholder agreement or the articles shall prevail.

1.4 HEADINGS - The headings used in the By-laws and Table of Contents are inserted for convenience of reference and shall not affect the construction or interpretation of the Bylaws.

                           PART 2 - CORPORATE MATTERS

2.1 REGISTERED OFFICE - The Corporation shall at all times have a registered office within Canada in the place specified in the articles at such location therein as the Board may from time to time determine.

2.2 RECORD OFFICE REQUIREMENTS - The Corporation shall prepare and maintain at its registered office or at such other place as the directors think fit records required under the Act.

2.3 CORPORATE SEAL - The Board may adopt and change a corporate seal which shall contain the name of the Corporation.

2.4 EXECUTION OF INSTRUMENTS - Instruments in writing may be signed on behalf of the Corporation by any two directors or by a director and an officer or by the President or a Vice-President together with one of the Secretary or the Assistant Secretary and the instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have the power from time to time by resolution to appoint any other officer or officers or any other person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. Any signing officer may affix the corporate seal to any instrument requiring the same. The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immoveable or moveable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, convenances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing. Notwithstanding the foregoing, insider trading reports may be signed on behalf of the Corporation by any one director or officer of the Corporation.

2.5 AUTHENTICATION - Any document requiring authentication by the Corporation may be signed by a director or the Secretary or other officer authorized by the Board and need not be under its corporate seal.

2.6 FINANCIAL PERIOD - The financial period of the Corporation shall end on such date as is from time to time fixed by the Board.

2.7 BANKING ARRANGEMENT - The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the Board may designate, direct or authorize from time to time and to the extent so authorized.

                               PART 3 - DIRECTORS

3.1 NUMBER OF DIRECTORS - The number of directors constituting the Board shall be determined from time to time by the directors but shall not be fewer than the minimum and not more than the maximum provided in the articles. At least two directors shall not be officers or employees of the Corporation or of any of its affiliates.

3.2 QUALIFICATION - No person shall be qualified to be a director if he is less than 18 years of age, if he is not an individual, if he has the status of bankrupt, or if he is disqualified under the Act; but a director need not be a Shareholder.

3.3 RESIDENCE REQUIREMENT - At least fifty (50%) percent of the directors of the Corporation shall be resident Canadians; provided that if the Corporation has less than four (4) directors, at least two (2) directors must be a resident Canadians.

3.4 ELECTION AND TERM - The Shareholders shall, by ordinary resolution at the first meeting of Shareholders and at each succeeding annual meeting, elect directors to hold office for a term expiring at the close of the next annual meeting of the Shareholders following the election; provided that if an election of directors is not held at a meeting of Shareholders, the incumbent directors continue in office until their successors are elected.

3.5   CEASING TO HOLD OFFICE - A director ceases to hold office:

      (a)   when he dies;

      (b) when he resigns, in which event such resignation becomes effective at the time a written resignation is sent to the Corporation or at the time specified in the written resignation, whichever is later; or

      (c) when he is removed from office in accordance with the provisions of the Act.

3.6 REMOVAL OF DIRECTORS - Subject to the provisions of the articles, the Shareholders of the Corporation may by ordinary resolution at a special meeting remove any director or directors from office.

3.7 VACANCIES - The Shareholders may by ordinary resolution fill any vacancy on the Board and, in the case of a vacancy in the Board resulting otherwise than from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles, a quorum of the Board by resolution of the Board may fill a vacancy in the Board.

3.8 REMUNERATION OF DIRECTORS - Subject to the articles or the By-laws, the directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation.

3.9 POWERS OF THE BOARD

3.9.1 The directors shall manage the business and affairs of the Corporation, and in so doing shall act in accordance with the provisions of the articles.

3.9.2 The Board may, subject to the provisions of the articles and the Act, when applicable:

      (a)   borrow money on the credit of the Corporation,

      (b)   issue, reissue, sell or pledge debt obligations of the Corporation,

      (c) give a guarantee on behalf of the Corporation to secure performance of an obligation by any person, and

      (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

3.9.3 The Board may by resolution delegate the powers referred to in subsection
(b) of this section to a director, a committee of directors or an officer of the Corporation.

3.9.4 Subject to the provisions of the Act and the articles, the Board may by resolution make, amend or repeal any By-law.

3.10 DIRECTORS' CONFLICT OF INTEREST - A director who is a party to, or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation, shall disclose his interest to the Corporation at the time and in the manner provided in the Act; and a director who is a party to or has an interest in a material contract or proposed material contract as aforesaid shall not vote on any resolution to approve the contract except as permitted by the Act and shall otherwise comply in all respects with the provisions of the Act.

3.11 REIMBURSEMENT OF EXPENSES - The directors shall be entitled, to the extent approved by the Board, to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof; but nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor and reimbursement of expenses in connection therewith.

                        PART 4 - PROCEEDINGS OF THE BOARD

4.1 CALLING OF MEETINGS - The Board of Directors of the Corporation shall meet at least once in every calendar year, and the period of time between meetings shall not be more than 110 days. Meetings of the directors may be called by the Chairman of the Board, or the Chief Executive Officer of the Corporation, or by any two directors of the Corporations.

4.2 PLACE OF MEETINGS - Meetings of the Board may be held at such place within or outside Canada as the directors may agree from time to time, and otherwise at the registered office of the Corporation.

4.3 NOTICE OF MEETINGS - Not less than three (3) days notice of the time and place of each meeting of the Board shall be given to each director before the time when the meeting is to be held and need not specify the purpose of the meeting or the business to be transacted at the meeting except to the extent that such purpose or business includes any proposal to:

     (a) submit to the Shareholders any question or matter requiring approval of the Shareholders,

     (b) fill a vacancy on the Board or in the office of auditor,

     (c) issue securities,

     (d) declare dividends or otherwise make distributions,

     (e) purchase, redeem or otherwise acquire shares issued by the Corporation,

     (f) pay a commission for the sale of shares of the Corporation,

     (g) approve a management proxy circular,

     (h) approve a takeover bid circular or directors' circular,

     (i) approve any financial statements referred to in the Act, or

     (j) adopt, amend or repeal by-laws.

Each newly elected Board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following the meeting of Shareholders at which such Board was elected, provided a quorum is present.

4.4 WAIVER OF NOTICE - A director may in any manner waive notice of a meeting of the Board, and attendance of a director at a meeting of the Board is a waiver of notice of that meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.5 NOTICE OF ADJOURNED MEETING - Notice of an adjourned meeting of the Board shall be given at least three (3) days prior to the adjourned meeting.

4.6 PARTICIPATION IN MEETING BY TELEPHONE - A director may participate in a meeting of the Board or of a committee of directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other and a director participating in such meeting by such means is deemed to be present at that meeting.

4.7 PRESIDING AT MEETING - The Chairman of the Board, or failing him, a member of the Board selected by a majority of the directors present shall be chairman of any meeting of the Board.

4.8 QUORUM - Six directors or such greater or lesser number as the directors may from time to time determine shall constitute a quorum for the transaction of business at any meeting of directors. The Board shall not transact business at a meeting unless twenty-five (25%) of the directors present at such meeting are resident Canadians, unless

      (a) a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

      (b) the required number of resident Canadian directors would have been present had that director been present at the meeting."

4.9 EXERCISE OF POWERS - All the powers of the Board may be exercised by a meeting of the Board at which a quorum is present and the provisions of Section
4.8 of this By-law are complied with.

4.10 RESOLUTION IN WRITING - A resolution in writing signed, singly or on counterpart copies, by all the directors entitled to vote on the resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

                        PART 5 - DELEGATION OF AUTHORITY

5.1 MANAGING DIRECTOR - The Board may appoint from among the directors a Managing Director, who must be a resident Canadian, and delegate to such Managing Director, subject to the restrictions contained in the Act, any of the powers of the Board.

5.2 COMMITTEES OF DIRECTORS - The Board may appoint committees of directors and delegate to any such committee, subject to the restrictions contained in the Act, any of the powers of the Board.

5.3 AGENTS AND ATTORNEYS - The Board may appoint agents or attorneys for the Corporation within or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as the Board may determine.

5.4 PROCEDURE OF COMMITTEES OF DIRECTORS - Unless otherwise determined by the
Board:

      (a) A quorum at any meeting of a committee of directors shall be a majority of the members of that committee, and

      (b)   The power and authority of a committee of directors may be exercised by:

            (i) a majority vote at a meeting of that committee at which a quorum is present, or

            (ii) a resolution in writing signed, or signed in separate counterparts, by all the members of that committee, and

      (c) Meetings of a committee of directors may be held at any place within or outside of Canada, and

      (d) A committee or directors shall in all other respects be entitled to determine and regulate its own procedure.

5.5 VOTING RIGHTS IN OTHER BODIES CORPORATE - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation; and such instruments, certificates, and other evidence shall be in favour of such person or persons as may be determined by the Board; and the Board may from time to time direct the manner in which any particular voting rights or class of voting rights may or shall be exercised.

                               PART 6 -- OFFICERS

6.1 DESIGNATION AND APPOINTMENT - The Board may, subject to the provisions of the articles, from time to time designate offices of the Corporation and elect or appoint any one or more of a Chairman of the Board, a President and Chief Executive Officer, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed; and the Board may specify the duties of and, in accordance with this By-law and other By-laws of the Corporation, delegate to such officers powers to manage the business and affairs of the Corporation except where otherwise restricted by the Act.

6.2 CHAIRMAN OF THE BOARD - The Board may from time to time appoint a Chairman of the Board who shall be a director. If one is appointed, the Board may assign to him any of the powers and duties that are by any provisions of this By-law assigned to the managing director or to the President, and he shall have such other powers and duties as the Board may specify.

6.3 QUALIFICATION - An officer may be but need not be a director, and one person may hold more than one office.

6.4 PRESIDENT - Subject to the authority of the Board, the President shall have general supervision of the business of the Corporation, and he shall have such other powers and duties as the Board may specify; during the absence or disability of the President his duties shall be performed and his powers exercised by such person as the Board may determine.

6.5 VICE-PRESIDENT

      (a) The Vice-President, Finance and Administration shall be the Chief Financial Officer, responsible for the keeping of proper accounting records in compliance with the Act and for the deposit of monies, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render or cause to be rendered to the Board whenever so directed by the Board an account of all the financial transactions of the Corporation and of the financial position of the Corporation; and he shall have such other powers and duties as the Board may specify.

      (b) Any other Vice-President shall have such powers and duties as the Board may specify.

6.6 SECRETARY - The Secretary shall enter or cause to be entered into records kept for that purpose minutes of all proceedings at all meetings of the Shareholders, the Board and committees of the Board; he shall give or cause to be given as and when instructed all notices to Shareholders, directors, officers, auditors and members of committees of the Board; he shall be the custodian of the corporate seal (if any) of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation except to the extent that some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board may specify.

6.7 OTHER OFFICERS AND ASSISTANTS - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the President may specify; and any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

6.8 VARIATION OF POWERS AND DUTIES - The Board may from time to time and subject to the provisions of the Act vary, add to or limit the powers and duties of any officer or assistant.

6.9 TERM OF OFFICE - Each officer appointed by the Board shall hold office until his successor is appointed, or until his earlier resignation, or until the Board removes such officer from office.

6.10 TERMS OF EMPLOYMENT AND REMUNERATION - The terms of employment and the remuneration of an officer appointed by the Board shall be determined by the Board.

6.11 OFFICERS' CONFLICT OF INTEREST - An officer of the Corporation who is a party to, or who is a director or officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation, shall disclose the nature and extent of his interest at the time and in the manner provided in the Act and shall otherwise comply in all respects with the provisions of the Act.

                     PART 7 - LIABILITY AND INDEMNIFICATION

7.1 DUTY OF CARE - Subject to the provisions of the Act, every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and every director and officer of the Corporation shall comply with the provisions of the Act, the regulations under the Act, the articles, the By-laws and any unanimous shareholder agreement.

7.2 LIMITATION OF LIABILITY - To the extent permitted by law and subject to compliance with the provisions of Section 7.1 of this By-law, no director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee of the Corporation, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto.

7.3 INDEMNIFICATION OF DIRECTORS AND OFFICERS - Subject to the limitations and provisions contained in the Act the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation, and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.4 INDEMNIFICATION OF OTHERS - Except as otherwise required by Section 7.6 and subject to Section 7.3, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, or officer, employee, agent of or participant in another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if the Board determines that:

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation, and

      (b) with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

7.5 RIGHT OF INDEMNITY NOT EXCLUSIVE - The provisions for indemnification contained in the By-laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-laws, agreement, vote of shareholders or disinterested directors or otherwise both as to action in his official capacity and as to action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall enure to the benefit of the heirs and legal representatives of such person.

7.6 SUCCESSFUL DEFENCE - To the extent that a person who is or was an employee or agent of the Corporation has achieved complete or substantial success as a defendant in any action, suit or proceeding referred to in Section 7.4, he shall be indemnified by the Corporation against all costs, charges and expenses actually and reasonably incurred by him in connection therewith.

7.7 INSURANCE - Subject to the provisions of the Act the Corporation may purchase and maintain insurance for the benefit of any person referred to in
Section 7.3 of this By-law against such liabilities and in such amounts as the Board may from time to time determine.

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                                      -13-

                       PART 8 - MEETINGS OF SHAREHOLDERS

8.1 PLACE OF MEETINGS - Meetings of Shareholders shall be held in Toronto or Edmonton or such other location as the board of directors may agree and may be called by any two (2) directors of the Corporation upon not less than twenty-one
(21) days' notice.

8.2 ANNUAL MEETINGS - The first annual meeting of Shareholders shall be called not later than 18 months after the date of incorporation and thereafter annual meetings shall be called not later than 15 months after the holding of the last preceding annual meeting for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, the election of directors, the appointment of auditor (or dispensing with such appointment pursuant to the provisions of the Act), and for the transaction of such other business as may properly be brought before the meeting.

8.3 SPECIAL MEETINGS - Special meetings of the Shareholders may be called at any time.

8.4 SPECIAL BUSINESS - All business transacted at a special meeting of the Shareholders and all business transacted at an annual meeting of the Shareholders except consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

8.5 NOTICE OF MEETINGS - Notice of the time and place of a meeting of the Shareholders shall be sent in the manner provided in Part Eleven of this By-law not less than 21 days and not more than 50 days before the date of the meeting to each Shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation (if any); and if any special business is proposed to be transacted at such meeting the notice shall state:

      (a) the nature of that business in sufficient detail to permit the Shareholder to form a reasoned judgment on that business, and

      (b)   the text of any special resolution to be submitted to the meeting.

8.6 WAIVER OF NOTICE - A Shareholder and any other person entitled to attend a meeting of Shareholders may in any manner waive notice of a meeting, and attendance of the Shareholder or such other person at a meeting of the Shareholders is a waiver of notice of the meeting except when he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

8.7 LIST OF SHAREHOLDERS - The Corporation shall prepare a list of Shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each Shareholder

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                                      -14-

      (a) not later than 10 days after the record date for determination of the Shareholders entitled to notice of the meeting, if such date is fixed pursuant to Section 8.8 of this By-law, or

      (b)   if no such record date is fixed,

            (i) at the close of business on the last business date preceding the day on which the notice is given, or

            (ii) if no notice is given on the date on which the meeting is held,

and the list of Shareholders shall be available for examination by any Shareholder during usual business hours at the records office of the Corporation or at the place where its central securities register is maintained and at the meeting of the Shareholders for which the list was prepared.

8.8 RECORD DATE FOR NOTICE - The Board may fix in advance a date, preceding the date of any meeting of the Shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the Shareholders entitled to receive notice of the meeting.

8.9 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to be present at a meeting of the Shareholders shall be those Shareholders entitled to vote thereat, the directors, the auditor of the Corporation (if any) and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the By-laws to be present at the meeting; provided that other persons may be admitted but only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.10 QUORUM - A quorum for a meeting of Shareholders shall be at least two (2) persons each holding or representing by valid proxy outstanding fully voting Shares.

8.11 CHAIRMAN OF SHAREHOLDERS MEETING - The chairman of any meeting of Shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the President, the senior Vice-President; and if no such officer is present 15 minutes after the time fixed for the holding of the meeting, the persons present and entitled to vote thereat shall choose one of their number to be chairman.

8.12 SECRETARY OF SHAREHOLDERS MEETING - The secretary of any meeting of Shareholders shall be some person appointed by the chairman, who need not be a Shareholder. to act as secretary of the meeting.

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                                      -15-

8.13 SCRUTINEERS - The chairman of any meeting of Shareholders may appoint one or more persons (who may, but need not be shareholders, directors, officers or employees of the Corporation) to act as scrutineers at such meeting.

8.14 PROXIES - Every Shareholder entitled to vote at a meeting of Shareholders may by means of a proxy appoint a proxyholder and one or more alternate proxyholders, who are not required to be Shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

8.15 PROXY REQUIREMENTS - A proxy shall be in writing executed by the Shareholder or his attorney authorized in writing and shall be valid for the meeting in respect of which it is given or any adjournment thereof and shall in all respects conform with the requirements of the Act.

8.16 TIME FOR DEPOSIT OF PROXIES - A proxy shall be acted upon if deposited with the Corporation or its agent 24 hours prior to the time fixed for the holding of the meeting, or if it is delivered to the secretary or the chairman at the meeting or any adjournment thereof and prior to the time of voting, unless the Board otherwise specified in accordance with the Act.

8.17 REVOCATION OF PROXIES - A Shareholder may revoke a proxy

      (a) by depositing an instrument in writing executed by him or his attorney authorized in writing,

            (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment of that meeting, at which the proxy is to be used, or

            (ii) with the chairman of the meeting on the day of the meeting or an adjournment of the meeting, or

      (b)   by any other manner permitted by law.

8.18 JOINT HOLDERS - If two or more persons hold shares jointly, one of those registered holders present at a meeting of Shareholders may in the absence of the others vote the shares, but if two or more of those persons are present in person or by proxy and vote, they shall vote as one the shares jointly held by them.

8.19 VOTING AT A SHAREHOLDERS MEETING - At a meeting of Shareholders

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                                      -16-

      (a) every question shall, unless otherwise required by the Act, the articles or the By-laws, be determined by a majority of the votes cast on the question, and in the case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall not be entitled to a second or casting vote.

      (b) voting shall be by show of hands except when a ballot is required or demanded as hereinafter provided, and upon a show of hands every person who is present and entitled to vote shall have one vote.

8.20 VOTING BY SHOW OF HANDS - Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried, or carried by a particular majority, or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or question.

8.21 RIGHT TO VOTE BY BALLOT - On any question proposed for consideration at a meeting of Shareholders any Shareholder or proxy holder entitled to vote may demand a ballot either before or on the declaration of the result of any vote by show of hands.

8.22 VOTING BY BALLOT - A ballot so demanded shall be taken in such manner as the chairman shall direct provided that on such ballot each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and a declaration by the chairman that the vote upon the question has been carried, or carried by a particular majority, or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against any resolution or question.

8.23 ADJOURNMENT - If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days it is not necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment; but if a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall, subject to the provisions of the Act, be given as for an original meeting.

8.24 RESOLUTION IN WRITING - Except where a written statement is submitted by a director under the Act or by an auditor under the Act, a resolution in writing signed, or signed in separate counterparts, by all the Shareholders entitled to vote on that resolution at a meeting of Shareholders is as valid as if it had been passed at a meeting of the Shareholders.

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                                      -17-

                               PART 9 - DIVIDENDS

9.1 DIVIDENDS - Subject to the provisions of the Act, the Board may from time to time declare dividends (including interim dividends) payable to the Shareholders according to their respective rights and interests in the Corporation and such dividends may be paid in money or property or by issuing fully paid shares of the Corporation, or any combination thereof.

9.2 DIVIDEND CHEQUES - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bank account, or one of them, to the order of each registered holder of shares of the Corporation of the class or series in respect of which it has been declared, and shall be mailed by prepaid ordinary mail to such registered holder at his recorded address unless such holder otherwise directs, provided however that in the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such holders and mailed to them at their recorded address; and the mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the Corporation's liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 RECORD DATE FOR DIVIDENDS - For the purpose of determining Shareholders

      (a)   entitled to receive payment of the dividend,

      (b)   entitled to participate in a liquidation distribution, or

      (c) for any other purpose except the right to receive notice of or to vote at a meeting,

the Board may fix in advance a date as the record date for the determination of Shareholders, but the record date shall not precede by more than 50 days the particular action to be taken and if no record date is so fixed the record date shall be the close of business on the day on which the directors passed the resolution relating to that purpose.

9.4 NON-RECEIPT OF CHEQUES - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe.

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                                      -18-

9.5 UNCLAIMED DIVIDENDS - Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                       PART 10 - REGISTRATION AND TRANSFER

10.1 SECURITIES REGISTER - The Corporation shall maintain a securities register in which shall be recorded all securities issued by it in registered form, showing with respect to each class or series of securities

      (a) the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder,

      (b)   the number of securities held by each security holder, and

      (c)   the date and particulars of the issue and transfer of each security.

10.2 SHARE CERTIFICATES - Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate or to a nontransferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register; and such share certificates and written acknowledgments shall, subject to the provisions of the Act, be in such form as the Board shall from time to time determine.

10.3 ALLOTMENT - Subject to the articles and any unanimous shareholder agreement the Board may from time to time issue shares of the Corporation, allot or grant conversion privileges, options or rights to acquire unissued shares of the Corporation at such times and to such persons and, subject to the provisions of the Act, for such consideration as the Board may determine.

10.4 COMMISSION - The Board may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation.

10.5 REGISTRATION OF TRANSFER - Subject to the provisions of the Act, no transfer of shares shall be registered in the securities register except upon:

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                                      -19-

      (a) presentation of the share certificate or acknowledgement of right to obtain a share certificate representing such shares, with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance as the Board may from time to time prescribe that the endorsement is genuine and effective, and

      (b) payment of all applicable taxes and any fees prescribed by the Board, and

      (c) compliance with such restrictions on transfer as are set forth in the articles or any unanimous shareholder agreement.

10.6 NON-RECOGNITION OF TRUSTS - Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share of the Corporation the person in whose name the share is registered in the Corporation's securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge, notice, or description in the Corporation's records, on the share certificate or in the acknowledgment of right to obtain a share certificate.

10.7 JOINT HOLDERS - If two or more persons are registered as joint holders of any security of the Corporation, the Corporation is not bound to issue more than one certificate and delivery of such certificate to one of such persons shall be sufficient delivery to all of them, and any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant or right issuable in respect of such security.

10.8 DECEASED SECURITY HOLDER, ETC. - Subject to the articles:

      (a) a person shall be entitled to exercise all the rights of the security holder whom he represents if that person furnishes evidence as described in the Act to the Corporation that he is:

            (i) the executor, administrator, heir or legal representative of the heirs of the estate of a deceased security holder,

            (ii) the guardian, committee, trustee, curator or tutor representing a registered security holder who is an infant, an incompetent person or a missing person, or

            (iii) a liquidator of or a trustee in bankruptcy for a registered security holder;

      (b) if a person on whom the ownership of a security of the Corporation devolves by operation of law, other than a person described in subsection (a) of this section, furnishes proof of his authority to exercise rights or privileges in respect of a security of the Corporation that is not registered in his name, the Corporation shall treat that person as entitled to exercise those rights or privileges; and

      (c) a person who is the executor, administrator, heir or legal representative of the heirs of the estate of a deceased security holder is entitled to become a registered security holder or to designate a registered security holder upon compliance with the provisions of the Act.

10.9 REPLACEMENT OF SECURITY CERTIFICATE - The Board may in its discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated, or in substitution for a security certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such fee and on such terms as to indemnity (including an indemnity bond), reimbursement of expenses and evidence of loss, destruction, wrongful taking and of title as the Board may from time to time stipulate.

10.10 SURRENDER FOR REPLACEMENT - The Board may require any Shareholder to surrender his share certificate for the purpose of having it cancelled and replaced by a new share certificate that complies with the Act.

                                PART 11 - NOTICES

11.1 METHOD OF GIVING NOTICE - In addition to any other method of service permitted by the Act, any notice or document required by the Act, the regulations thereunder, the articles or the By-laws may be sent to any person entitled to receive such notice or document in the manner set out in the Act for service upon a Shareholder or director and by any means (electronic or otherwise) of communication or telecommunication with respect to which a written record is made.

11.2 EFFECTIVE NOTICE - The following rules shall apply with respect to the effectiveness of sending or delivery of any notice or document:

      (a) Any notice or document required by the Act, the regulations under the Act, the articles or the By-laws to be given, sent or delivered to a Shareholder or director or to an officer or the auditor of the Corporation shall be sufficiently given, sent or delivered if it is delivered personally to such Shareholder, director, officer, or auditor, or if it is mailed by ordinary prepaid mail addressed to such Shareholder, director or officer at his latest address as shown in the records of the Corporation or to such auditor at his most recent address.

      (b) A notice or document delivered personally as aforesaid shall be deemed to have been given, sent or delivered on the date of the delivery.

      (c) A notice or document mailed as aforesaid shall be deemed to have been received by the addressee at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the addressee did not receive the notice or document at the time or at all.

11.3 NOTICE OF DIRECTORS MEETINGS - Notice of a meeting of directors shall be given at the times and in the manner specified or permitted pursuant to Sections 4.3, 11.1 and 11.2 of this By-law.

11.4 NOTICE OF RESOLUTION - The text of any special resolution to be submitted to a meeting shall bc included in the notice of the meeting of Shareholders at which the special resolution is to be dealt with.

11.5 UNDELIVERED NOTICE - If a Corporation sends a notice or document to any Shareholder by mail as hereinbefore provided and the notice or document is returned on three consecutive occasions because the Shareholder cannot be found, the Corporation is not required to give, send or deliver any further notices or documents to that Shareholder until he informs the Corporation in writing of his new address.

11.6 NOTICE TO JOINT HOLDERS - If two or more persons are registered as joint holders of any security the giving, sending or delivery of any notice or document to any one of them shall be sufficient giving, sending or delivery of the notice or document to all of them.

11.7 COMPUTATION OF TIME - In computing the date when any notice must be given under any provision of the By-laws requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded from the computation and the date of the meeting or other event shall not be included in the computation.

11.8 WAIVER OF NOTICE - Any Shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee may at any time waive any notice or waive or abridge the time for any notice required to be given to him under any provision of the Act, the regulations thereunder, the articles, the By-laws or otherwise, and such waiver or abridgment, whether given before or after the meeting or other event of which the notice is required to be given, shall cure any defect in the giving or in the time of such notice as the case may be.

11.9 SIGNATURE ON NOTICE - The signature on any notice to be given by the Corporation may be typewritten, lithographed, written, printed or otherwise mechanically reproduced.


                                      /s/ Anthony P. Franceschini
                                      __________________________________________
                                      Anthony P. Franceschini, President